UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2024
Summit Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrants’ telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Agreement.
As previously reported, on June 7, 2024, Summit Midstream Holdings, LLC and Summit Midstream Finance Corp. (collectively, the “Issuers”), which are subsidiaries of Summit Midstream Partners, LP (NYSE: SMLP), a Delaware limited partnership, delivered a redemption notice with respect to all $209.5 million of their outstanding 12.00% Senior Notes due 2026 (the “2026 Notes”).
On June 24, 2024, the Issuers deposited with Regions Bank, as trustee of the 2026 Notes (the “Trustee”), cash in an amount sufficient to pay and discharge the principal amount outstanding on the 2026 Notes (which occurred at 101.000% of such principal amount), plus accrued and unpaid interest on the 2026 Notes up to but excluding the redemption date of June 22, 2024. Concurrently therewith, the indenture governing the 2026 Notes was satisfied and discharged in accordance with its terms and the Trustee acknowledged such satisfaction and discharge. As a result of the satisfaction and discharge of the indenture governing the 2026 Notes, the Issuers and the guarantors of the 2026 Notes have been released from their remaining obligations under the indenture governing the 2026 Notes with respect to the 2026 Notes.
This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the 2026 Notes or any other securities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

		By:	Summit Midstream GP, LLC (its general partner)

Dated:	June 24, 2024	/s/ James D. Johnston
James D. Johnston, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
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